PROXY STATEMENT

                      VERMONT FINANCIAL SERVICES CORP.

                             100 MAIN STREET

                        BRATTLEBORO, VERMONT  05301

                       ANNUAL MEETING OF STOCKHOLDERS
                       To Be Held on April 30, 1996

     Accompanying this Proxy Statement is a Notice of the Annual Meeting of Stockholders (the "Meeting") of Vermont Financial Services Corp. (the "Company") to be held at The Woodstock Inn, Woodstock, Vermont, on April 30, 1996, at 10:00 a.m. Stockholders of record at the close of business on March 1, 1996 will be entitled to vote at the Meeting.

                           GENERAL INFORMATION

     Proxies in the form enclosed are solicited by the Board of Directors of the Company. Any such proxy, if properly executed and received in time for voting and not revoked, will be voted at the Meeting in accordance with the instructions of the stockholder indicated thereon. If no instructions are given on the proxy, an executed proxy will be voted FOR the election of the four nominees named under the caption "Election of Directors for Class III" below.

     Management knows of no other matters to be presented at the Meeting, but if other matters are properly presented, the persons named in the proxy and acting thereunder will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

     The Proxy Statement and the accompanying form of proxy are being first mailed or given to holders of the common stock, $1.00 par value, of the Company (the "Common Stock") on or about March 15, 1996.

     A proxy may be revoked at any time prior to its exercise (1) by filing, at the principal office of the Company, a written notice revoking such proxy, or a duly executed proxy bearing a later date, or (2) in open meeting prior to the taking of a vote. Any stockholder of the Company entitled to vote at the Meeting may attend the Meeting and vote in person on any matter presented for a vote to the stockholders of the Company at such meeting, whether or not such stockholder has previously given a proxy. If a stockholder attends the Meeting and wishes to vote in person, but has previously submitted his proxy, he or she must revoke or withdraw such proxy before voting in person.

     The Company maintains its principal executive offices at 100 Main Street, Brattleboro, Vermont 05301, and its telephone number is 802/257-7151. The Company is the owner of 100% of the outstanding capital stock, of Vermont National Bank ("VNB") headquartered in Brattleboro, Vermont and United Bank ("UB") headquartered in Greenfield, Massachusetts.


                             VOTING SECURITIES

     As of March 1, 1996, the Company had 20,000,000 shares of Common Stock authorized and 4,789,770* shares outstanding and entitled to vote. In addition, there are 5,000,000 shares of Preferred Stock authorized, none of which is outstanding. Each share of Common Stock entitles the holder thereof to one vote on the matters to be voted upon at the Meeting, with all stockholders voting as one class.

      * Includes 114,189 shares which would have been issued to certain stockholders of West Mass Bankshares, Inc. ("West Mass") in connection with the June 1994 merger of West Mass into the Company had not such stockholders perfected dissenters appraisal rights in respect of the merger. As dissenters, such stockholders are entitled to receive the cash fair value for their shares and an action for determination of such value is currently pending in superior court in Greenfield, Massachusetts. Until the appraisal action is resolved, the Company's books assume for reporting purposes that the dissenting West Mass stockholders received the same consideration in the merger as all other West Mass stockholders.

      As of March 1, 1996 the following beneficial owners were known to control five percent or more of the outstanding shares of Common Stock, $1 par value, of the Company. The information below was taken from form
Schedule 13Gs filed as of December 31, 1995 with the Securities and Exchange Commission.
                                              Amount of
                                              Beneficial  Percent
Name and Address                              Ownership   of Class

Vermont National Bank . . . . . . . . . . .     297,201        6.2%   (1)
Trust Department
100 Main Street
Brattleboro, VT  05301

David L. Babson & Company, Inc. . . . . . .     248,200        5.2%   (2)
One Memorial Drive
Cambridge, MA  02142-1300

(1) Includes sole voting power for 16,026 shares, shared voting power for 281,175 shares, sole dispositive power for 206,011 shares and shared dispositive power for 91,190 shares.

(2) Includes sole voting power for 155,600 shares, shared voting power for 92,600 shares and sole dispositive power for 248,200 shares.

                               PROPOSAL 1
                    ELECTION OF DIRECTORS FOR CLASS III

     The Board of Directors of the Company consists of fifteen Director-ships, divided into three classes. The terms of office of the Directors in Class III expire in 1996. The terms of the Directors in Class I expire in 1997, and Class II in 1998. The nominees for Class III, for election for terms to expire at the Company's 1999 Annual Meeting or until their successors are elected and qualified, are as follows: Anthony F. Abatiell, Francis L. Lemay, Roger M. Pike, and Mark W.Richards.
     As currently constituted, each of Classes I, II and III presently has five directors. One Class III director, Donald E. O'Brien, has notified the Board that he plans to retire and does not wish to stand for reelection in 1996. If all nominees for Class III are elected at the Annual Meeting, there will be one vacancy in Class III. Pursuant to the Company's By-laws, this vacancy can be filled by the Board, although there are no immediate plans to do so.

     Although all nominees have agreed to serve if elected, if, at the time of the Meeting, any of the nominees should be unable to serve or should decline to serve, the discretionary authority provided in the proxy may be exercised by the proxies named therein to vote for a substitute or sub-stitutes designated by the Board of Directors of the Company.

     A majority of the shares of Common Stock of the Company, issued and outstanding and entitled to vote at the Meeting, is necessary to constitute a quorum for the transaction of business. Shares of Company Common Stock which are present in person or by proxy but abstain from voting at the Meeting will be included for purposes of determining a quorum at the Meeting. The vote of a majority of the quorum, represented in person or by proxy at the Meeting, is necessary to elect the four nominees for Class III named above. There is no cumulative voting in elections of directors of the Company. The Board of Directors of the Company recommends that you vote "FOR" the election of these four directors.

                         MANAGEMENT OF THE COMPANY

Stock Ownership of Management

     The following table sets forth the name and address of each director, nominee for director or executive officer of the Company, his or her age and principal occupation, all positions or offices held by such individual within the Company, the year in which he or she first became a director of the Company or its predecessors, the number of whole shares of Common Stock of the Company beneficially owned by each at the close of business on March 1, 1996, and the percent of class so owned. The business address of each of the directors, nominees and executive officers is the Company's address except as otherwise noted. It is anticipated that each of the nominees will continue to act as Directors of VNB and/or UB. No family relationship exists between any director or persons nominated by the Company to become directors.

                                      Class and    Shares of      Percent
   Name, Age and Principal            Year First  Common Stock      of
 Occupation or Employment and           Became    Beneficially    Common
 Offices held with the Company(1)      Director     Owned(2)      Stock

Anthony F. Abatiell (56)*. . . . . .      III      60,169(3)       1.26%
  Attorney, Partner, Abatiell,           1982
  Wysolmerski & Valerio Law Offices
  Rutland, VT

Zane V. Akins (55) . . . . . . . . .       I        3,399(4)       0.07%
  President, Akins & Associates,         1987
  Brattleboro, VT

Charles A. Cairns (54) . . . . . . .       I        6,189(5)       0.13%
  President, Champlain Oil Co., Inc. &  1986
  Coco Mart, Inc., South Burlington, VT

William P. Cody (42) . . . . . . . .      II          100(6)       0.00%
  General Manager, Cody Chevrolet, Inc.,1996
  Montpelier, VT

Allyn W. Coombs (61) . . . . . . . .       II      12,370(7)       0.26%
  President & Treasurer of               1994
  Allyn W. Coombs, Inc. (Real Estate
  Development & Management), Amherst, MA

Beverly G. Davidson (64) . . . . . .       I        4,214(8)       0.09%
  Secretary, Treasurer of RCAS, Inc.,   1980
  (Vermont State Fair), Rutland, VT

Philip M. Drumheller (42). . . . . .      II          150(9)       0.00%
  President, The Lane Press, Inc.,      1995
  Burlington, VT

James E. Griffin (68)  . . . . . . .      II        4,683(10)      0.10%
  President, J. R. Resources, Inc.      1972
  (Business Consultants), Rutland, VT

John D. Hashagen, Jr. (54) . . . . .       I       46,529(11)      0.97%
  President & Chief Executive Officer   1987
  of Vermont Financial Services Corp.,
  Brattleboro; President & Chief Executive
  Officer, Vermont National Bank,
  Brattleboro, VT

Francis L. Lemay (63)* . . . . . . .     III      106,487(12)      2.22%
  Chairman, United Savings Bank,        1994
  Greenfield, MA

Kimball E. Mann (61) . . . . . . . .       I       13,013(13)      0.27%
  President, J. E. Mann, Inc., (Women's 1969
  Department Store), Brattleboro, VT

Stephan A. Morse (49). . . . . . . .      II        7,248(14)      0.15%
  President and CEO, The Windham        1986
  Foundation, Inc., Grafton, VT

Donald E. O'Brien (70)+. . . . . . .     III        6,771(15)      0.14%
  Attorney, Burlington, VT              1978

Roger M. Pike (55)*. . . . . . . . .     III        8,924(16)      0.19%
  Vice President, Kinney, Pike, Bell &  1980
  Conner, Inc. (Insurance), Rutland, VT

Mark W. Richards (50)* . . . . . . .     III       28,206(17)      0.59%
  President, Richards, Gates, Hoffman   1988
  & Clay (Insurance), Brattleboro, VT

Executive Officers

Kenneth R. Cole (49) . . . . . . . .               18,204(18)      0.38%
  President, United Bank

Louis J. Dunham (41) . . . . . . . .               19,416(19)      0.41%
  Executive Vice President, VNB
  Senior Credit Officer

W. Bruce Fenn (54) . . . . . . . . .               26,132(20)      0.55%
  Executive Vice President, VNB Senior
  Banking Officer

                                            Class and    Shares of  Percent
         Name, Age and Principal            Year First  Common Stock    of
       Occupation or Employment and           Became    Beneficially Common
       Offices held with the Company(1)      Director     Owned(2)    Stock


Richard O. Madden (47) . . . . . . . . . . .              20,113(21)  0.42%
  Executive Vice President, Treasurer and
  Secretary

Robert G. Soucy (50) . . . . . . . . . . . .              27,951(22)  0.58%
  Executive Vice President, VNB Senior
  Operating Officer
__________

          * Nominee for election at 1996 Annual Meeting
          + Not standing for reelection in 1996

 (1) During the past five years, the principal occupation and employ-ment of each director and executive officer has been as set forth above, except as follows: Francis L. Lemay was President & Chief Executive Officer and Chairman of West Mass until June 14, 1994 and was President and Chief Executive Officer of UB until December 31, 1994; Richard O. Madden became Secretary of the Company on May 1, 1993; Robert G. Soucy became Executive Vice President of the Company in July, 1992.

 (2) Beneficial ownership means sole voting and investment powers, un-less otherwise noted.

 (3) Includes 58,169 shares held in a custodial capacity in VNB's trust department in which Mr. Abatiell has sole voting and investment powers. Also includes options to acquire 2,000 additional shares, exercisable within sixty (60) days, pursuant to the Directors' Non-Qualified Stock Option Plans.

 (4) Includes options to acquire 2,000 shares, exercisable within sixty (60) days, pursuant to the Directors' Non-Qualified Stock Option Plans.

 (5) Includes options to acquire 2,000 shares, exercisable within sixty (60) days, pursuant to the Directors' Non-Qualified Stock Option Plans.

 (6)      Mr. Cody has sole voting and investment powers on 100 shares.

 (7) Includes 8,370 shares held jointly with a family member in which Mr. Coombs shares voting and investment powers. Also includes options to acquire 1,000 shares, exercisable within sixty (60) days, pursuant to the Directors' Non-Qualified Stock Option Plans.

 (8) Ms. Davidson shares voting and investment powers on 2,214 shares. Includes options to acquire 2,000 shares, exercisable within sixty (60) days, pursuant to the Directors' Non-Qualified Stock Option Plans.

 (9) Mr. Drumheller has sole voting and investment powers on 150 shares.

(10) Includes options to acquire 2,000 shares, exercisable within sixty (60) days, pursuant to the Directors' Non-Qualified Stock Option Plans.

(11) Includes 224 shares held by a family member in which Mr. Hashagen has no voting or investment powers and as to which Mr. Hashagen disclaims beneficial ownership. Also includes 200 shares held in the name of Green Mountain Investment Club in which Mr. Hashagen shares voting and investment powers and 9,494 shares held in the VNB Profit Sharing Plan, and options to acquire 31,300 shares, exercisable within sixty (60) days, pursuant to the Officers' Non-Qualified Stock Option Plans.

(12) Includes 29,100 shares held in a trust in which Mr. Lemay has sole voting and investment powers. Also includes 30,000 shares held by a family member in a trust in which Mr. Lemay has no voting or investment powers. Also includes options to acquire 500 shares, exercisable within sixty (60) days, pursuant to the Directors' Non-Qualified Stock Option Plans.

(13) Includes 9,379 shares held jointly with a family member in which Mr. Mann shares voting and investment powers. Also includes 814 shares held by a family member in which Mr. Mann has no voting or investment powers and as to which Mr. Mann disclaims beneficial ownership and also includes options to acquire 2,000 shares, exercisable within sixty (60) days, pursuant to the Directors' Non-Qualified Stock Option Plans.

(14) Includes 505 shares held by a family member in which Mr. Morse has no voting or investment powers and as to which Mr. Morse disclaims beneficial ownership and includes options to acquire 2,000 shares, exercisable within sixty (60) days, pursuant to the Directors' Non-Qualified Stock Option Plans.

(15) Includes options to acquire 2,000 shares, exercisable within sixty (60) days, pursuant to the Directors' Non-Qualified Stock Option Plans.

(16) Includes 777 shares held jointly with family members and 1,203 shares held by Kinney, Pike, Bell & Conner, Inc. in which Mr. Pike shares voting and investment powers. Also includes 1,052 shares held by a family member in which Mr. Pike has no voting power and as to which Mr. Pike disclaims beneficial ownership and includes options to acquire 2,000 shares, exercisable within sixty (60) days, pursuant to the Directors' Non-Qualified Stock Option Plans.

(17) Includes 26,206 shares held jointly with family members in which Mr. Richards shares voting and investment powers. Also includes options to acquire 2,000 shares, exercisable within sixty (60) days, pursuant to the Directors' Non-Qualified Stock Option Plans.

(18) Includes 14,226 shares held jointly with family members in which Mr. Cole shares voting and investment powers. Also includes 4,070 shares in VNB's Profit Sharing Plan.

(19) Includes 4,516 shares in the VNB Profit Sharing Plan. Also includes options to acquire 14,900 shares exercisable within sixty (60) days pursuant to the Officers' Non-Qualified Stock Option Plans.

(20) Includes 101 shares in which Mr. Fenn has no voting or investment powers. Also includes 2,228 shares held jointly with a family member in which Mr. Fenn shares voting and investment powers, 6,303 shares in the VNB Profit Sharing Plan and options to acquire 17,500 shares, exercisable within sixty (60) days pursuant to the Officers' Non-Qualified Stock Option Plans.

(21) Includes 28 shares held jointly with a family member in which Mr. Madden shares voting and investment powers. Also includes 2,386 sharesheld in the VNB Profit Sharing Plan and options to acquire 17,700 shares exercisable within sixty (60) days pursuant to the Officers' Non-Qualified Stock Option Plans.

(22) Includes 346 shares held by a family member in which Mr. Soucy has no voting or investment powers. Also includes 4,138 shares in the VNB Profit Sharing Plan and options to acquire 18,700 shares, exercisable within sixty (60) days pursuant to the Officers' Non-Qualified Stock Option Plans.

          On March 1, 1996, the directors and officers of the Company as a group (20) had beneficial ownership of 420,268 shares of Company Common Stock, amounting to 8.78% of the outstanding shares. This includes options to acquire 121,600 shares, or 2.54% of the outstanding shares, exercisable within sixty (60) days, pursuant to the Directors' and Officers' Non-Qualified Stock Options Plans.

Directors' Non-Qualified Stock Option Plan

          The Company maintains a Directors' Non-Qualified Stock Option Plan under which Directors have been granted options to acquire an aggregate of 12,000 shares of the Company's Common Stock at a price of $19
per share.   The exercise price of these options was equal to the fair
market value of the Company's Common Stock on the date of grant. All options are exercisable for a period of five years from the date of grant.

Officers' Non-Qualified Stock Option Plan

          The Company maintains an Officers' Non-Qualified Stock Option Plan under which officers have been granted options to acquire an aggregate of 36,000 shares of the Company's Common Stock at a price of $19 per share. The exercise price of these options was equal to the fair market value of the Company's Common Stock on the date of grant. All options are exercisable for a period of five years from the date of grant.



1994 Stock Option Plan

          The Company maintains a stock option plan for key employees, officers and directors of the Company or its subsidiaries which was approved by stockholders at the 1994 Annual Meeting ("1994 Plan"). Under the 1994 Plan, officers and directors have been granted options to acquire an aggregate of 48,000 and 6,500 shares, respectively, of the Company's Common Stock at prices of $19.00 and $20.25 per share, respectively, and officers and directors have been granted options, to acquire an aggregate of 53,800 and 6,000 shares, respectively, of the Company's common stock at
a price of $22.50 per share.   The exercise price of these options was
equal to the fair market value of the Company's Common Stock on the date of grant. All options are exercisable for a period of ten years from the date of the grant.

Attendance of Directors

          The Board of Directors met fourteen (14) times during calendar year 1995. During 1995, all directors of the Company attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors of the Company, and (2) the total number of meetings held by all committees and subcommittees of the Board of Directors of the Company on which he or she served.

Certain Committees

          The management of the Company is the responsibility of the Board of Directors. In carrying out this responsibility, the Board is authorized to establish certain committees with the duties described below.

          The Board of Directors maintains an Executive Committee which has Board of Director nominating, investment portfolio strategy and review, and non-executive officer review functions. Directors serving on the Executive Committee during 1995 were Anthony F. Abatiell, Zane V. Akins, Philip M. Drumheller, James E. Griffin,John D. Hashagen, Jr. (President & CEO), Francis L. Lemay, Donald E. O'Brien and Mark W. Richards. The Committee met 11 times during 1995. The Executive Committee determines personnel policies and has authority to appoint officers and to fix their
compensation until the next meeting of the Board of Directors.   The
Committee also considers nominees for election to the Board of Directors. Shareholders who wish to suggest qualified candidates should write to the Secretary of the Company at 100 Main Street, Brattleboro, Vermont 05301, stating in detail the qualifications of such persons for consideration by the Committee, together with all other information specified in the
Company's By-Laws.   Nominations must be received by the Secretary not less
than 60 days nor more than 90 days prior to the meeting; but if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, nominations must be received within 10 days of the date the notice of the meeting was mailed or such public disclosure was made, whichever occurs first.

          The Company has an Audit Committee whose members are appointed
annually by  the  Board of Directors.   During 1995,  these Directors
served on  the Audit Committee:  Zane V. Akins, James E. Griffin, Stephan
A. Morse, Donald E.O'Brien and Mark W. Richards. The Audit Committee appoints Independent Public Accountants and supervises the Audit function of the Company.

Compensation of Directors

          Each director who is not an officer of VFSC, VNB or UB receives an annual retainer of $5,000 and, in addition, a $500 fee for each regular monthly Board of Directors' meeting attended, a $400 fee for the first meeting of a committee of the Board he or she attends on any particular day and a $300 fee for each subsequent meeting of a
committee of the Board he or she attends on any  such day.   In addition,
the Chairman of the Board receives an annual retainer of $5,000 and each committee chairperson receives an annual retainer of $500.

Compensation Committee Report

          The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors ("the Committee") which is comprised of four independent non-employee directors: Charles A. Cairns, Chairman, Anthony F. Abatiell, James E. Griffin and Zane V. Akins, who succeeded Daniel C.Lyons as a Committee member in November 1995.

          The Committee is responsible for evaluating the performance of the executive officers of the Company and for setting their compensation, subject to consideration and review by the full Board of Directors. The executive officers of the Company subject to Compensation Committee review are the three executive officers of Vermont Financial Services Corp. and Vermont National Bank, John D.Hashagen, Jr., Richard O. Madden and Robert G. Soucy, two other executive officers of Vermont National Bank, Louis J. Dunham and W. Bruce Fenn and the President and CEO of United Bank, Kenneth R. Cole. These are the officers who perform executive level policy-making functions for the holding company and/or its subsidiary banks.

          The Committee, with concurrence from the Company's Board of Directors, has established the following principal objectives of the executive compensation program:

          * Attract and retain quality management
          * Increase management's focus on maximizing current earnings
          * Encourage management to develop long-term earnings growth plans
          * Motivate management to take actions that will enhance long-term stockholders' value
          * Link executive compensation to the financial performance of the Company and/or its subsidiaries and the Company's stock value

          The Committee has engaged The Wyatt Company of Wellesley, Massachusetts to assist in the development and maintenance of the executive compensation program. Wyatt Company representatives have attended Committee meetings, have consulted with the Committee by telephone and have provided peer group information and written recommendations for the various components of the executive compensation program.

          The Committee has designed the Company's executive compensation program based on the principle that the total compensation of each executive shall be comparable to that of similar executives of banking companies in the Company's peer group of commercial banking institutions in the Northeast with comparable financial performance and characteristics. The Committee has determined that total compensation for the executive
officers shall consist of three components:   base salary,  an annual
incentive payment,  and stock options.   A discussion of each of these
components follows:

          Base  Salary.   It  is the practice of the Committee to set  the
base salaries of the executive officers somewhat below the median base salary levels of similar executives in the northeaster commercial bank
peer  group used  for comparison.   The  Committee's objective is to
decrease the proportion of executive compensation that is fixed and to have a larger proportion of compensation on a variable, or at risk, basis. Base salaries are reviewed annually and increases or decreases may be granted by the Committee and the Board dependent on individual performance, the Company's and/or its subsidiaries' performance and peer group salary levels.

          The Committee recommended, and the board approved, an increase in Mr.Hashagen's base salary from $200,000 in 1994 to $220,000 in 1995. The Committee based this increase on Mr. Hashagen's contribution to the Company, the improved financial performance of the Company, its increased stock price and an analysis of base salaries of other President's and
CEOs in the Company's  peer group.   Mr.Hashagen's 1995 base salary was set
somewhat below the peer group's 1995 median base salary of $265,000 in accordance with the Committee's practice regarding base salary levels.
The base salaries of the other executive officers of the Company and its subsidiaries were established in a similar manner.

          Annual Incentive Payments. In early 1995 the Committee recommended, and the Board approved, a 1995 annual incentive plan for the President and CEO and four other executive officers of the Company and/or its subsidiaries. This plan established eight levels of potential incentive payouts ranging from 0% to 40% of the executive's base salary, dependent upon the Company and/or its subsidiaries achieving
a  certain return on assets targets.   The Company achieved a return  on
assets of 1.23% and Vermont National Bank achieved a return on assets of 1.21%. In accordance with the plan, the five executives participating in the annual incentive plan received an annual incentive payment equal to 30% of their base salary for 1995.

          Stock  Options.   The Company's stockholders ratified and
approved the Vermont Financial Services Corp. 1994 Stock Option Plan at the Annual Meeting of stockholders in August, 1994. This Plan provides for the granting of stock options, not to exceed 225,000 shares of common stock in aggregate, to key employees, officers and directors of the Company and its subsidiaries at option prices no less than 100% of market value on the day granted. During 1995, the Board of Directors,based on the Committee's recommendations, issued non-qualified stock options
for 59,800 shares.   Mr. Hashagen was granted options for 14,000 shares,
sixteen other executive officers and senior officers of the Company and/or its subsidiaries were granted options on 39,800 shares in aggregate and each of the 12 non-employee directors was granted an option for 500 shares.

          The Committee concluded that the Company's financial performance and the returns to its stockholders showed substantial improvement in 1995. In its judgement the total compensation for executive management for 1995 was appropriate for such performance and was adequate to retain and motivate these executives for the future.

Vermont Financial Services Corp. Compensation Committee

Charles A. Cairns, Chairman
Anthony F. Abatiell
James E. Griffin
Zane V. Akins

Executive Officers

     The following tables contain a three-year summary of the total compensation paid to the CEO of the Company and the other five executive officers.

I.   SUMMARY COMPENSATION TABLE

                                                     Long Term Compensation
      Annual Compensation                              Awards     Payouts
 (a)             (b)     (c)      (d)    (e)    (f)      (g)     (h)    (i)
                                        Other  Restr-                 All
                                        Annual  icted           LTIP    Other
Name and                                Compen- Stock  Options/Pay   Compen-
Principal             Salary    Bonus   sation Awards  SARs    outs  sations
Position         Year    $        $      $(1)     $     #        $       $

John D. Hashagen 1995 $220,000 $66,000  N/A     N/A  14,000 sh N/A $14,528(2)(5)
President and    1994  200,000  30,000  N/A     N/A  12,300    N/A   7,298(2)(4)
Chief Executive  1993  184,000   7,360$25,785   N/A   5,000    N/A   2,249(2)
Officer

Kenneth R. Cole  1995 $109,727 $12,540  N/A     N/A    N/A     N/A    $611(2)
UB President and 1994   88,009  11,000  N/A     N/A    N/A     N/A      N/A
Chief Exec. Off. 1993   80,538  20,000  N/A     N/A    N/A     N/A   3,763(3)

Richard O. Madden1995 $112,000 $33,600  N/A     N/A   7,100 sh N/A  $6,720(2)
Exec. Vice Pres.,1994  108,000  16,200  N/A     N/A  10,600    N/A   4,111(2)
Treas., Secretary1993   99,209   4,040 12,760   N/A    N/A     N/A   1,488(2)

Robert G. Soucy  1995 $120,000 $36,000  N/A     N/A   7,600 sh N/A  $7,306(2)(5)
Exec. Vice Pres.,1994  115,000  17,250  N/A     N/A   7,100    N/A   3,620(2)
VNB Sr. Operating1993  110,000   4,400 15,732   N/A   4,000    N/A   1,100(2)
Officer

Louis J. Dunham  1995  $98,000 $29,400  N/A     N/A   6,200 sh N/A  $5,961(2)
VNB Exec. V.P.   1994   94,000  14,100  N/A     N/A   5,700     N/A  3,550(2)
and Sr. Credit   1993   85,000   1,700  5,568   N/A   3,000     N/A    638(2)
Officer

W. Bruce Fenn    1995 $111,077 $33,000  N/A     N/A   6,900 sh  N/A $7,878(2)(5)
VNB Exec. V.P.   1994  108,000  16,200  N/A     N/A   6,600     N/A  4,065(2)
and Sr. Banking  1993  105,000   2,100 17,717   N/A   4,000     N/A  1,575(2)
Officer

(1) In December, 1993 the discount rate used to compute the liability under the officers' deferred compensation plan (See "Deferred Compensation Agreements" following) was reduced from 9% to 7-1/2%. The associated expenses attributable to Messrs.. Hashagen, Madden, Soucy, Dunham and Fenn due to this change were $19,597, $10,799, $12,211, $5,568 and $13,998, respectively, for 1993.

(2) Represents the 25% Company match of the respective employees' 401k contribution and the employees portion of the Company's contribution to the Employees Profit Sharing Plan. No Profit Sharing Plan contribution was made in 1993.

(3) Represents the market value as of December 31 of each year of the shares allocated to the officers account under the UB ESOP plan for the respective year.

(4) Includes $778 discount received on purchases of common stock under the Company's Employee Stock Purchase Plan.

(5) Includes discounts received on purchase of common stock under the Company's Employee Stock Purchase Plan of $2,754 for Mr. Hashagen, $1,120 for Mr. Fenn and $452 for Mr. Soucy.

II.  OPTION/SAR GRANTS TABLE

                    Option/SAR Grants in Last Fiscal Year
                                                        PotentialRealizable
                                                          Value at Assumed
                                                          Annual Rates of
                                                             Stock Price
                                                             Appreciation
                    Individual Grants                   for Option Term (1)
 (a)            (b)         (c)           (d)     (e)        (f)       (g)
                             % of
                            Total
                            Options/
                             SARs
                # of       Granted to  Exercise
             Securities     Employees  or base   Expira-
             Underlying     in Fiscal   Price     tion
 Name      Options Granted    Year      ($/Sh)    Date       5%($)  10%($)

John D.
Hashagen      14,000         26.5%     $22.50    5/10/05  $198,102 $502,029

Kenneth R.
Cole               0          0          N/A      N/A         N/A      N/A

Richard O.
Madden         7,100         13.4       22.50    5/10/05   100,466 $254,600

Robert G.
Soucy          7,600         14.4       22.50    5/10/05   107,541  272,530

Louis J.
Dunham         6,200         11.7       22.50    5/10/05    87,731  222,327

W. Bruce
Fenn           6,900         13.1       22.50    5/10/05    97,636  247,429

(1) The assumed growth rates in price in the Company's stock are not necessarily indicative of actual performance that may be expected.

III. OPTION EXERCISES AND YEAR-END VALUE TABLE

Aggregated Option Exercises in Last Fiscal Year, and FY-End Option Value

(a)               (b)          (c)               (d)          (e)
                                              Number of    Value of
                                              Securities   Unexercised
                                              Underlying   In-the-Money
                                              Unexercised  Options at
                                              Options at   FY-End ($)
                                              FY-End (#)
            Shares Acquired     Value         Exercisable/  Exercisable/
Name        on Exercise (#)  Realized ($)    Unexercisable Unexercisable(2)


John D.
Hashagen         N/A           N/A            31,300/0     $438,106/$0


Kenneth R.
Cole           13,800        $191,475(1)            0/0        $0/$0


Richard O.
Madden           N/A           N/A            17,700/0     $250,606/$0


Robert G.
Soucy            N/A           N/A            18,700/0     $264,419/$0


Louis P.
Dunham           N/A           N/A            14,900/0     $210,181/$0

W. Bruce
Fenn             N/A           N/A            17,500/0     $248,194/$0

(1) Represents the difference between the aggregate exercise price and the aggregate market value on the date of the exercise.


(2) Represents the difference between the aggregate exercise price and the aggregate market value as of December 31, 1995.

Performance Graph

          The following graph compares the cumulative total stockholder return (return) of the stockholders of Vermont Financial Services Corp.
(VFSC) to the return of the NASDAQ Stock Market U. S. Index (NASDAQ), which is a broad-based market index, and to the return of the NASDAQ Bank Stock Index (NBS), a national peer group index.

Assumes $100 invested on December 31, 1990 in the common stock of VFSC, NASDAQ and NBS

*  Total return assumes reinvestment of dividends.
** Fiscal year ending December 31.

                    Table of Graph Points in Performance Graph
                          Investment Value at December 31,
               1990      1991      1992      1993      1994      1995
     VFSC      $100    $138.53   $227.38   $256.27   $316.73   $543.57
     NASDAQ     100     160.56    186.87    214.51    209.69    296.30
     NBS        100     164.09    238.85    272.39    271.41    404.35

Deferred Compensation Agreements

          VNB has entered into Executive Deferred Compensation Agreements with certain officers, including Mr. Hashagen and the other executive
officers in the group referred to in the above table.   The agreements
provide for monthly payments for a ten-year period from retirement after age 60 but before age 65, and for a fifteen-year period from retirement after age 65, subject to certain conditions. The conditions include the requirements that the officer refrain from competitive activities, be available for certain advisory and consulting services subsequent to
retirement and continue in the employment of VNB until retirement.   The
agreements also provide for payments upon disability prior to retirement and payments to beneficiaries of the officers under certain circumstances. Mr. Hashagen's agreement provides for payments in the amount of $1,944.44 per month, and the agreements of Messrs. Madden, Soucy and Fenn provide for payments of $1,388.89 per month. Vermont National Bank has purchased life insurance policies on the lives of these officers which, in effect, will provide the funds to make payments to reimburse VNB for payments made under the agreements.

          Mr. Cole is covered under a Supplemental Executive Retirement Plan (SERP) which is designed to augment his retirement benefit from UB's pension plan and his social security benefit so that his aggregate annual retirement benefit will approximate 70% of his highest 3-year average salary prior to retirement. Under the terms of his SERP, it is anticipated that Mr. Cole will receive an annual supplemental
retirement  benefit  of  $46,239 at age  65.   UB  has purchased  a
split-dollar life insurance policy which will provide this benefit to Mr.
Cole.

Management Continuity Agreements

          The Company and VNB have entered into agreements with VNB's five executive officers, Messrs. Hashagen, Madden, Soucy, Fenn and Dunham which provide for the payment of certain severance benefits if such officer's employment with the Company or VNB is terminated within
thirty-six months after a change of control of the Company or VNB.   The
agreements provide for severance payments to Mr.Hashagen equal to 250% of his base salary upon termination after a change of control and for payments to each of the other executive officers equal to 200% of his base salary upon termination after a change of control as defined in the agreements.

          The management continuity agreements do not provide for severance benefits in instances where termination is due to death, disability or retirement. Further, no benefits are payable in instances of termination for cause, or after a change of control if the officer voluntarily terminates his employment with both the Company and VNB, unless such termination is for a "good reason" as defined in the agreements.

          Severance benefits payable in the event of a qualifying termination after a change of control are to be paid in equal consecutive biweekly installments. If severance payments due in the event of termination after a change of control were payable to each of the executive officers on the date of this filing, the aggregate amount of such severance payments would be $1,430,000. These severance payments are subject to up to a 50% reduction if the officer works for or participates in the management, operation or control of a commercial or savings bank, or bank holding company, which does business in Vermont, unless such officer's
activities  are substantially  outside  Vermont.   Additionally,  the
officer will be entitled to continuation of life, disability, accident and health insurance benefits and a cash adjustment to compensate the executive for the market value of any stock options under the Company's Officers' or Directors' Non-Qualified Stock Option Plans in excess of their exercise price.

          The agreements contain each officer's undertaking to remain in the employ of the Company and VNB if a potential change of control occurs until the earlier of six months, retirement (at normal age), disability or the occurrence of a change of control.

          Similar agreements have been executed by certain employees of VNB and the Company which provide for severance payments ranging from 100% to 150% of the employee's base salary upon termination after a change in control.

          The Company and UB have entered into agreements to employ the
following UB  officers:   Kenneth R.  Cole as Senior Vice President &
Treasurer of UB;  James Neill as Senior Vice President of UB;  and Robert
W.  Phillips as Vice President of UB.   Under these agreements, Mr. Cole
was to receive a base salary of $82,500, Mr.Neill a base salary of $76,300 and Mr. Phillips a base salary of $59,700, all subject to annual increases. Each agreement is to expire May, 1997. On January 1,1995, Mr. Cole became President and Chief Executive Officer of UB at an annual salary of $110,000.

          In addition to and as part of the foregoing agreements, Messrs. Cole,Neill, Phillips and Noska have entered management continuity agreements which are similar in form to agreements currently in force
between the Company and VNB  and their  senior officers.   Each agreement's
term ended on January 31, 1995 and was renewed. These agreements are automatically renewable thereafter unless the Company and UB elect not to renew it. Under the management continuity agreements,the above officers would be entitled to severance payments of 200% of base salary at the time of termination if terminated under certain circumstances after a change of control of the Company or UB.

          The management continuity agreements define a "change of control" as (i) the acquisition by a person or group of 25% of the combined voting power of the Company's or UB's then outstanding securities; (ii) during any two-year period those persons, who at the beginning of such period were members of the Company's or UB's Board of Directors and any new director whose election was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination was previously so approved, cease to constitute a majority of such board; or (iii) the stockholders of the Company or UB approve a merger or consolidation of the Company or UB which would result in such stockholders holding less than 70% of the combined voting power of the surviving entity immediately thereafter, or if such stockholders approve the sale of all or substantially all of the assets of the Company or UB.

          The management continuity agreements do not provide for severance benefits in instances where termination is due to death, disability or retirement. Further, no benefits are payable in instances of termination for cause,defined as (i) the willful and continued failure of the officer to perform his duties and (ii) willful conduct materially injurious to the Company or UB.

Profit-Sharing Plan

          Each employee of VNB and UB, including executive officers, becomes eligible to participate in the Company's Profit-Sharing Plan on January 1 of the Plan year in which he or she completes one full year of continuous service of 1,000 hours or more. Upon completion of three years of continuous service, a participant becomes 30% vested, increasing to 40% after four years, 60% after five years, 80% after six years, and fully vested after seven years. Vested participants may elect to receive, in cash, up to 50% of their annual allocation of the Company's contribution to the Profit-Sharing Plan. Vested amounts not so received in cash are distributed to participants upon their retirement or earlier upon termination of employment. During 1995, the Company made a contribution of approximately $500,000 to the Profit-Sharing Plan.

Retirement Plan

          The VNB Retirement Plan covers substantially all eligible employees of the Bank, including officers, and provides for payment of retirement benefits generally based upon an employee's years of credited service with the Bank and his or her salary level, reduced by a portion of the Social Security benefits to which it is estimated the employee will be entitled.

          The following table represents estimated annual benefits upon retirement at age 65 to employees at specified salary levels (based upon the average annual rate of salary during the highest five years within the final ten years of employment) at stated years of service with the
Bank.   The amounts shown are after deduction  of estimates for Social
Security reductions based on the Social Security law as of January 1, 1996.

                  Estimated Annual Benefits at Retirement
                       By Specified Remuneration and
                      Years of Service Classification
Final Average                      Years of Service
Compensation       5         10         15         20         25
$  20,000      $ 1,480    $ 2,959    $ 4,439   $  5,918   $  7,398
   40,000        3,430      6,859     10,289     13,718     17,148
   60,000        5,702     11,405     17,107     22,810     28,512
   80,000        8,102     16,205     24,307     32,410     40,512
  100,000       10,502     21,005     31,507     42,010     52,512
  120,000       12,902     25,805     38,707     51,610     64,512
  140,000       15,302     30,605     45,907     61,210     76,512
  160,000 *     17,702     35,405     53,107     70,810     88,512
  180,000 *     20,102     40,205     60,307     80,410    100,512
  200,000 *     22,502     45,005     67,507     90,010    112,512
  220,000 *     24,902     49,805     74,707     99,610    124,512 *
  240,000 *     27,302     54,605     81,907    109,210    136,512 *
  260,000 *     29,702     59,405     89,107    118,810    148,512 *

* Under current regulations of the Internal Revenue Code, the maximum annual benefit payable from a defined benefit plan during 1996 is
$120,000 payable as  a  life annuity for retirements at age 65.   In
addition, the maximum annual compensation may not exceed $150,000. The amounts shown above in excess of $120,000 and those using compensation in excess of $150,000 are shown for exhibit purposes only.

The description of the Retirement Plan in this Proxy Statement is intended solely to provide stockholders of the Company with general information concerning the Plan as it relates to management remuneration. Under no circumstances should the description be construed as indicative of the rights of any particular employee, or as conferring any right upon any employee, which rights will in all cases be determined by the appropriate legal documents governing the Plan.

          UB provides a retirement plan for all eligible employees through the Savings Bank Employees Retirement Association ("SBERA"), an unincorporated association of savings banks operating within Massachusetts and other organizations providing services to or for savings banks SBERA's sole purpose is to enable the participating employers to provide pensions and other benefits for their employees.

          Each UB employee age 21 or older who has completed at least 1,000 hours of service in the last 12 month period beginning with such employee's date of employment becomes a participant of the retirement plan. All participants are fully vested when they have been credited with three (3) years of service or at age 62 if earlier.

          The retirement plan is a qualified defined benefit plan which does not require an employee to make any contributions to become a
participant and  earn benefits  under  the Plan.   The benefits provide for
a pension equal to 1.25% of Average Compensation (the average of the three highest consecutive years of Compensation) for each year of service up to 25 years, plus .6% of compensation above the Covered Compensation (defined below) for each year of service up to 25 years. For example, under the above benefit formula, a Participant attaining age 65 in 1995 with 25 years of service, will be entitled to a benefit equal to 31.25% (1.25% x 25 years) of Average Compensation plus 15% (.6% x 25 years) of the difference (if any) between the participant's Average Compensation and the Covered Compensation for a participant turning age 65 in 1994 which is $24,312. Covered Compensation is the average of the 35 years of Social Security taxable wages up to and including the year in which a Participant reaches Social Security retirement age. Normal retirement age under the plan is 65; a reduced early retirement benefit is payable from age 50 to 65 under certain conditions.

          The following table illustrates annual pension benefits for retirement at age 65 under the most advantageous plan provisions available for various levels of compensation and years of service. The figures in this table are based upon the assumption that the plan continues in its present form and certain other assumptions regarding compensation trends and social security.

    Annual Pension Benefit Based on Years of Service and age 65 Retirement

Average Compensation       10 years   15 years   20 years   25 years


   $ 20,000                $ 2,500    $ 3,750    $ 5,000    $ 6,250
     40,000                  5,845      8,767     11,690     14,612
     60,000                  9,545     14,317     19,090     23,882
     80,000                 13,245     19,867     26,490     33,112
    100,000                 16,945     25,417     33,890     42,362
    120,000                 20,645     30,967     41,290     51,612
    140,000                 24,345     36,517     48,690     60,862
  * 150,000                 26,105     39,292     52,390     65,487

*         Federal  law does not permit defined benefit pension plans to
recognize           compensation  in  excess of $150,000 for plan years
beginning  in  1994           (11/01/94 for SBERA).

          As of December 31, 1995 Messrs. Cole and Neill had 10 and 12 years of credited service, respectively.


Interest of Directors and Officers in Certain Transactions

          Some directors and officers of VNB, UB and the Company and their associates were customers of and had transactions with the Banks and
the Company in the  ordinary  course  of business during 1995.   Additional
transactions may be expected to take place in the ordinary course of business in the future. Some of the Company's directors are directors, officers, trustees, or principal security holders of corporations or other organizations which were customers of or had transactions with the
Banks in the ordinary course of business during 1995.   All outstanding
loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility nor present other unfavorable features.

          In addition to banking and financial transactions, the Banks and the Company have had other transactions with, or used products or services of,various organizations of which directors of the Company are
directors or officers.   The amounts  involved have in no case been
material in relation to the business of the Banks or the Company, and it is believed that they have not been material in relation to the business of such other organizations or to the individuals concerned. It is expected that the Banks and the Company will continue to have similar transactions with, and use products or services of, such organizations in the future.

          Two directors of the Company are attorneys who have been retained in the past to represent VNB or the Company in appropriate circumstances. During 1995, no director was retained by the Banks or Company as legal counsel.

                       INDEPENDENT PUBLIC ACCOUNTANTS

          For several years, the Company has employed the accounting firm of Coopers & Lybrand to serve as tax consultants, to prepare annually its federal and state income tax returns, to conduct an annual examination of the Company and to certify its financial statements. It is anticipated that Coopers & Lybrand will be employed by the Company in 1996 to audit the consolidated financial statements of the Company, and for other services.

          Representatives of Coopers & Lybrand will be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to questions directed to them.

                              OTHER MATTERS

          The Board of Directors knows of no business which will be presented for consideration at the Meeting other than those items set forth in this Proxy Statement. The enclosed proxy confers upon each person entitled to vote the shares represented thereby discretionary authority to vote such shares in accordance with his or her best judgment with respect to any other matter which may be properly presented for action at the meeting.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

          Stockholders who may desire to submit proposals for the consideration of the Company's stockholders at its Annual Meeting of Stockholders in 1997,scheduled to be held on April 29, 1997, will be required, pursuant to Rule 14a-8 of the Securities and Exchange Commission, to deliver the proposal to the Company on or prior to November 12, 1996.

                         EXPENSES OF SOLICITATION

          Solicitations of the proxies will be made initially by mail. The proxies may also be solicited personally by telephone or by telegraph by the directors, officers, and other employees of the
Company, VNB or UB.   The Company will bear the cost of printing,
assembling, and mailing this Proxy Statement, the enclosed form of proxy, and the related proxy materials, and other charges and expenses incurred in connection with the solicitation of the stockholders of the Company, including the expenses, charges, and fees of brokers, custodians, nominees, and other fiduciaries who, at the request of the management of the Company, mail material to, or otherwise communicate with, the beneficial owners of the shares of Common Stock of the Company held of record by such brokers, custodians,nominees, or other fiduciaries.





                              ANNUAL REPORT

          A copy of the Company's Annual Report on Form 10k for the year ending December 31, 1995, as filed with the Securities & Exchange Commission, may be obtained, without charge, by any stockholder of the Company on written request to the Treasurer of the Company, at the address indicated above.

          Your  continued  interest  in and support of the Company  is
sincerely appreciated.   Your  management  has  prepared an  interesting
and informational presentation about the Company's performance,  and we
urge you to attend the Annual Meeting.   Please join us for a continental
breakfast preceding the meeting at 9:00 a.m.



                              By Order of the Board of Directors



                             John D. Hashagen, Jr., President


Brattleboro, Vermont
Dated:  March 15, 1996

                      VERMONT FINANCIAL SERVICES CORP.
               Proxy Solicited on Behalf of Board of Directors

     The undersigned hereby appoints John D. Hashagen, Jr., Anthony F. Abatiell and Richard O. Madden, and each of them, attorneys and proxies with full power of substitution in each, to vote all of the stock of Vermont Financial Services Corp. (the "Company") which the undersigned is/are entitled to vote at the Annual Meeting of Stockholders of the Company to be held at The Woodstock Inn, Woodstock, VT, on April 30, 1996 at 10:00 a.m. and at any and all adjournments thereof. All powers may be exercised by a majority of said proxyholders or substitutes voting or acting, or if only one votes and acts, by that one. Receipt of the Company's Proxy Statement dated March 15, 1996 (the "Proxy Statement") is acknowledged. If not revoked, this Proxy shall be voted, unless authority specifically to the contrary is provided, as specified below, and as to any other business which may legally come before the meeting, in accordance with the recommendation of the Board of Directors.
IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED "FOR" ITEM #1.

1.   Proposal to elect Class III Directors

    ___ FOR ALL NOMINEES BELOW

    ___ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES BELOW

     TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
LINE
                    THROUGH HIS NAME ON THE LIST BELOW.

     Nominees:

     Anthony F. Abatiell, Francis L. Lemay, Roger M. Pike, and Mark W.
Richards

2. To act on whatever business may properly be brought before the Meeting or any adjournment thereof.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ITEM #1 ON THE
REVERSE.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

            Date:        ______________________

            Signature(s) ______________________

                         ______________________

                         ______________________
            Please sign here exactly as name(s) appear(s) on the left. When signing as attorney, executor, administrator, trustee, guardian, or in any other fiduciary capacity, give full title.
            If more than one person acts as trustee, all should sign. ALL JOINT OWNERS MUST SIGN.

___ I/We plan to attend the Annual Meeting: ___ Number

      PLEASE MARK (ON REVERSE SIDE), SIGN AND DATE, AND MAIL IN THE ENCLOSED POSTAGE PAID ENVELOPE